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Rise Gold Reports Planning Commission Hearing Date

March 27, 2023 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company" or "Rise Gold") reports that the Nevada County Planning Department announced that the Planning Commission hearing for the Idaho-Maryland Mine Project (the "IMM Project") will take place on May 10th and will continue on May 11th as needed. The Planning Commission hearing is one of two major milestones remaining towards approval of the Company's Use Permit application to reopen the historic past-producing Idaho-Maryland gold mine.

As discussed in the Company's December 16th, 2022 news release, Nevada County released a favorable Final Environmental Impact Report (the "FEIR") for the Idaho-Maryland Mine Project.

A general outline of the remaining milestones in the Use Permit application to reopen the historic past-producing Idaho-Maryland gold mine are as follows:

1) The Nevada County Planning Commission holds a public hearing to consider the FEIR and make a recommendation on project approval to the Nevada County Board of Supervisors.

2) The Board of Supervisors holds a public hearing to consider and make a final decision on the IMM Project. A majority vote of the five supervisors is required to approve the project.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland gold mine located in Nevada County, California, USA. To learn more about the company, visit www.risegoldcorp.com.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 215, 333 Crown Point Circle

Grass Valley, CA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words or statements that certain events or conditions "may" or "will" occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.